Exhibit 99.1

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION AS DEFINED IN ARTICLE 7 OF EU REGULATION NO. 596/2014 AS IT FORMS PART OF DOMESTIC LAW IN THE UNITED KINGDOM BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (“UK MAR”). UPON THE PUBLICATION OF THIS ANNOUNCEMENT, THIS INSIDE INFORMATION IS NOW CONSIDERED TO BE IN THE PUBLIC DOMAIN.

Scancell and Neuphoria Therapeutics Announce Merger Agreement and Financing

●	All-share transaction creating a combined company to operate as Scancell advancing a pipeline of targeted, off-the-shelf, active immunotherapies

●	Combined company to be listed on Nasdaq, in addition to Scancell’s existing AIM listing

●	Agreed pro forma merger ownership split: existing Scancell shareholders to own 85.5 per cent. of the combined company, with Neuphoria existing shareholders owning 14.5 per cent.[1]

●	Financing to fund the global registrational Phase 3 trial for lead programme, iSCIB1+ active immunotherapy in advanced melanoma

OXFORD, UK and BURLINGTON, MASS., 23 July 2026 – Scancell Holdings plc (AIM: SCLP) (“Scancell”) and Neuphoria Therapeutics Inc. (Nasdaq: NEUP) (“Neuphoria”) today announce an all-share merger in which Scancell will acquire Neuphoria. Upon completion of the Transaction, the combined company plans to operate under the name Scancell and will apply to trade on Nasdaq under the symbol “SCLT”.

Alongside the Merger, Scancell expects to secure up to $89 million of financing through a combination of equity and debt. It has secured commitments from new and existing shareholders for a Private Placement of $39.1 million (c.£29.2 million) and intends to launch today a UK Placing to raise approximately $12.0 million (c.£9.0 million) and a Retail Offer to raise up to $3.0 million (c.£2.3 million). In addition, Scancell has entered into a non-binding term sheet with certain funds and accounts managed by BlackRock for Debt Financing of up to $25 million (c.£18.7 million). Completion of the Merger is also expected to provide the combined company with a minimum of $10 million (c.£7.5 million) of additional cash as a result of Neuphoria’s cash balances.

The Transaction has been unanimously approved by the Board of Directors of each company. Completion of the Transaction is conditional upon approval by shareholders of both companies.

Unless otherwise stated, defined terms are included in the Appendix.

Strategic Rationale for the Merger and Financing

Scancell’s lead asset, iSCIB1+, has a defined regulatory path with fast-track designation from the US Food and Drug Administration and continues to demonstrate a potent and durable efficacy of 77 per cent Progression Free Survival at 22 months, in combination with ipilimumab and nivolumab, with expected further Progression Free Survival and Overall Survival data from the Phase 2 SCOPE study to be released in the next 12 months.

On the basis of this dataset, a Nasdaq listing unlocks access to US investors and the broader US life sciences sector. The equity and debt financing will provide the required capital to conduct the registrational Phase 3 study for iSCIB1+ through key clinical milestones, including the Phase 3 iSCIB1+ primary readout (H2 2028) and is expected to extend the Group’s cash runway into 2029.

Commenting on the announcement, Scancell’s Chief Executive Officer, Dr Phil L’Huillier, said:

“This transaction will establish Scancell on Nasdaq and enables access to US investors and the broader US life sciences sector for the capital we need to execute the registrational Phase 3 study for iSCIB1+ in advanced melanoma. We believe the compelling data from our Phase 2 SCOPE study demonstrating benefit to patients across multiple clinical endpoints warrants pressing forward to evaluate the product in a registrational randomized study. We strongly believe this transaction creates meaningful near- and long-term value for shareholders of both companies.”

Commenting on the announcement, Neuphoria’s Chairman, Alan Fisher, said:

“We believe this transaction offers Neuphoria stockholders a compelling opportunity to participate in the future value creation of Scancell’s differentiated oncology pipeline, while preserving potential upside from Neuphoria’s partnered assets through the CVRs.”

About the Transaction

Together, the Merger, Private Placement, Debt Financing and Nasdaq Listing are the “US Listing Transactions”. The UK Placing and Retail Offer are the “UK Financing Transactions” and when taken together with the Private Placement and the Debt Financing, constitute the “Financing”. All together form the “Transaction”.

●	All-share Merger: The share consideration for the Merger consists of 20,414,065 ADSs (representing an aggregate of 204,140,654 Consideration Shares) which are expected to represent approximately 13.7 per cent. of Scancell’s enlarged issued Ordinary Share capital following Completion (the “Completion Ordinary Share Capital”)[2];

●	Contingent Value Rights (CVRs): Neuphoria stockholders will also receive contingent value rights representing the right to receive future conditional cash payments (if any) based on the achievement of certain milestones relating to Neuphoria’s partnered assets, any monetisation of certain of Neuphoria’s intellectual property rights and upon receipt of payment of an Australian R&D tax credit in respect of the year ended 30 June 2026;

●	Financing: subject to completion of the US Listing Transactions (expected to occur in late Q4 2026), the Group is expected to have a pro forma net cash balance of approximately $79.1 million (£59.2 million) (before transaction costs), taking into account the proceeds of the Financing and inclusive of the closing cash in Neuphoria:

o	Private Placement: Private Placement to raise $39.1 million (£29.2 million) through the issue of 324,190,865 new Ordinary Shares (including Ordinary Shares to be represented by ADSs) and Non-Voting Ordinary Shares. Placement Price of $0.1205 (£0.09) per ADS, Ordinary Share or Non-Voting Ordinary Share;[3]

o	UK Placing and Retail Offer: UK Placing to raise approximately $12.0 million (c.£9.0 million) and a Retail Offer to raise up to approximately a further $3.0 million (c.£2.3 million) at 9 pence per Ordinary Share, being the GBP equivalent of the Placement Price, neither being conditional on the US Listing Transactions; and

o	Debt Financing: non-binding term sheet entered into with certain funds and accounts managed by BlackRock for up to $25 million (c.£18.7 million) of new Debt Financing.

●	Scancell shareholders, together with the investors in the Private Placement, the UK Placing and the Retail Offer, are expected to own approximately 86.3 per cent. of the Completion Ordinary Share Capital and approximately 88.9 per cent. of the total outstanding issued share capital of Scancell including Ordinary Shares and the Non-Voting Ordinary Shares (together the “Completion Total Share Capital”). Neuphoria stockholders are expected to own approximately 13.7 per cent. of the Completion Ordinary Share Capital and 11.1 per cent. of the Completion Total Share Capital.

The US Listing Transactions are all inter-conditional and are expected to complete concurrently in late Q4 2026 subject to customary closing conditions. These include, among others, approval of the required shareholder resolutions at a general meeting of Scancell’s shareholders (the “EGM”), approval of the Merger at a special meeting of Neuphoria’s stockholders, the listing of the Scancell ADSs on Nasdaq (which is subject to Nasdaq listing process and SEC review) and the submission of the application for the admission to trading of the Consideration Shares on AIM. Further details are set out below.

To ensure the ADS price aligns with US market expectations, it is expected that each ADS will initially represent ten (10) Consolidated Ordinary Shares. Additionally, Scancell plans a 10:1 share consolidation, subject to Scancell shareholder approval (the “Share Consolidation”), to occur before closing of the US Listing Transactions.

Principal Terms of the Merger, Financing and associated transactions

1) Merger

Exchange Ratio and Merger Consideration

Pursuant to the terms of the Merger Agreement, each share of Neuphoria common stock outstanding immediately prior to the Effective Time will be converted into the right to receive:

●	a number of Scancell ADSs equal to the Exchange Ratio of 37.77199; and

●	a CVR representing the right to receive potential cash payments relating to Neuphoria’s partnered assets, any monetisation of certain of Neuphoria’s intellectual property rights and upon receipt of payment of an Australian R&D tax credit in respect of the year ended 30 June 2026.

The Exchange Ratio represents the number of Scancell ADSs that will be received by Neuphoria stockholders per Neuphoria share of common stock. Closing is conditional upon Neuphoria’s net cash at 31 December 2026 or at Completion, if earlier, being at least $10 million.

Based on current assumptions, it is anticipated that 204,140,654 Consideration Shares (represented by 20,414,065 ADSs at the ADS Ratio) will be issued to Neuphoria stockholders.

Upon Completion, Neuphoria will become an indirect wholly owned subsidiary of Scancell.

Other than in relation to de-minimis maintenance and enforcement costs relating to agreements to maintain Neuphoria’s intellectual property, Scancell does not intend to develop Neuphoria’s non-partnered assets and the Group will focus on the development of Scancell’s lead asset iSCIB1+ and Scancell’s other pipeline opportunities.

Contingent Value Rights (CVRs)

Each Neuphoria stockholder will also receive a CVR for each share of Neuphoria common stock held immediately prior to Completion, representing the right to receive a pro rata share of 100 per cent. of net proceeds received by Scancell: (i) under its research collaboration and licence agreement with Merck Sharp & Dohme Corp. for a period of 15 years from Completion; (ii) under the Participants Agreement and associated CRC Commercialisation License Agreements (including the existing licence agreement with Pfizer relating to KAT6), for a period of 15 years from Completion; (iii) pursuant to any monetisation of certain of Neuphoria’s intellectual property rights within the applicable timeframe as set out in the CVR Agreement; and (iv) in respect of an Australian R&D tax credit of Neuphoria in respect of the year ended 30 June 2026. The CVRs will be non-transferable and will not be listed.

Conditions and Termination Rights

Completion also requires: (i) Neuphoria stockholder approval of the Merger; (ii) Scancell shareholder approval of the requisite EGM resolutions; (iii) effectiveness of the Form F-4 Registration Statement; (iv) the listing of the Scancell ADSs on Nasdaq (which is subject to the Nasdaq listing process and SEC review); (v) an application having been made for the admission to trading of the Private Placement Ordinary Shares and Consideration Shares on AIM following closing; (vi) securing a minimum of $75 million (c.£56 million) through the Financing; and (vii) the Subscription Agreements being in full force and effect.

The Merger Agreement may be terminated prior to Completion by mutual consent, or by either party if (i) a governmental authority has permanently restrained or prohibited the Merger; (ii) the requisite shareholder approvals are not obtained; (iii) the other party has breached its representations, warranties, covenants or agreements such that the relevant closing conditions would not be satisfied; or (iv) the Merger has not completed by 28 February 2027 (the “End Date”). The End Date may be extended by a further 60 days if the SEC has not by the End Date declared the F-4 Registration Statement effective. Scancell may also terminate the Merger Agreement if the Neuphoria board changes or proposes to change its recommendation, fails to reaffirm it following a request from Scancell in certain circumstances, or Neuphoria materially breaches its non-solicitation obligations, in each case prior to the obtaining of Neuphoria stockholder approval. If the Merger Agreement is terminated because the requisite approval of either Scancell or Neuphoria is not obtained, the relevant party is required to reimburse the other party’s aggregate fees and expenses incurred in connection with the Transaction.

Voting and Support Agreements and Lock-Up Agreements

Scancell has obtained customary agreements to support the transactions contemplated by the Merger Agreement and vote in favour of the resolutions to be proposed at the EGM from Scancell’s directors and certain shareholders in respect of holdings totalling, in aggregate, 443,249,106 Ordinary Shares, representing approximately 42.7 per cent. of Scancell’s existing Ordinary Shares as of the date of this announcement (prior to completion of the UK Placing and the Retail Offer). Neuphoria has also obtained customary agreements to support and vote in favour of the transactions contemplated by the Merger Agreement from certain of its directors and officers in respect of holdings totalling, in aggregate, 10,453 Neuphoria shares of common stock, representing less than 1 per cent. of Neuphoria’s outstanding shares of common stock.

The Directors and certain shareholders of Scancell and Neuphoria will also enter into lock-up agreements at Completion, pursuant to which, subject to specified exceptions, they will accept certain restrictions on transfers of Ordinary Shares (or other securities) they beneficially hold for the 180-day period following Completion.

Leerink Partners is acting as financial advisor to Scancell in connection with the Merger. H.C. Wainwright & Co. and WG Partners LLP are acting as financial advisors to Neuphoria in connection with the Merger.

2) Private Placement

Concurrently with signing the Merger Agreement, Scancell has entered into the Private Placement by executing Subscription Agreements with certain existing and new accredited investors. The Private Placement is expected to raise approximately $39.1 million (c.£29.2 million). Subscribers in the Private Placement can elect to receive Ordinary Shares (including Ordinary Shares represented by ADSs) or Non-Voting Ordinary Shares at the Placement Price. The Placement Price is subject to pro rata adjustment upon the Share Consolidation becoming effective and for the final ADS Ratio. The Private Placement is expected to result in the issue of up to 279,377,587 new Ordinary Shares and 44,813,278 Non-Voting Shares (excluding the impact of the proposed Share Consolidation).

The closing of the Private Placement is conditional upon the passing of certain resolutions at the EGM, the closing of the Merger and the Nasdaq Listing and is also subject to customary closing conditions.

Leerink Partners, TD Cowen and H.C. Wainwright & Co. are acting as placement agents for the Private Placement.

3) UK Placing and Retail Offer

Scancell intends to raise approximately $12.0 million (c.£9 million) through the placing of new Ordinary Shares via an accelerated bookbuild process with select new and existing UK institutional investors of Scancell at 9 pence per Ordinary Share, being the GBP equivalent of the Placement Price.

Scancell also intends to launch the Retail Offer at 9 pence per Ordinary Share, to raise up to approximately a further $3.0 million (c.£2.3 million) in order to allow existing shareholders of Scancell and new qualifying UK retail investors to participate in the Financing. The Retail Offer will be conducted via the Winterflood Retail Access Platform (“WRAP”).

Separate announcements regarding the launch of (i) the UK Placing; and (ii) the launch of the Retail Offer, including their respective terms, will be made shortly.

Neither the UK Placing nor the Retail Offer are conditional on the US Listing Transactions and both will be completed within Scancell’s existing share capital authorities.

Panmure Liberum Limited is acting as sole placement agent for the UK Placing and as joint Corporate Broker to Scancell. WG Partners LLP is acting as joint Corporate Broker to Scancell.

4) Debt Financing

Scancell has signed a non-binding term sheet for secured interest-bearing debt facilities of up to $25 million (the “Debt Financing”) to be provided by certain funds and accounts managed by BlackRock, to be drawn in four tranches through December 2027. A portion may convert into equity at the Placement Price. The lender would receive warrants pro rata to drawdowns, which are expected to represent a single digit percentage of borrowed amounts and to carry an exercise price equal to the Placement Price.

Subject to due diligence and binding agreement, Scancell expects to draw the first tranche of $7 million prior to completion of the US Listing Transactions. Scancell expects to have the ability to draw down a further tranche on or around completion of the US Listing Transactions and could draw down further tranches if additional conditions are met. Each tranche is expected to have an initial interest-only period, followed by repayments of the principal and interest.

The Debt Financing is subject to shareholder approval at the EGM.

A further announcement will be made upon finalisation of the Debt Financing, which is expected to be during Q3 2026.

5) Non-Voting Ordinary Shares

The Redmile Funds have agreed to the conversion of all of the outstanding CLNs issued by Scancell to the Redmile Funds into (at the Redmile Funds’ election) 15,986,515 restricted ADSs and/or a new class of non-voting ordinary shares in the capital of Scancell (“Non-Voting Ordinary Shares”) representing 159,865,155 Ordinary Shares (subject to adjustment of the conversion price under the CLNs for the dilutive impact of the Financing and exclusive of any payment of accrued interest under the CLNs in shares), subject to passing of the requisite resolutions at the EGM and immediately following Completion (“CLN Conversion”). It is also proposed that, subject to passing of the requisite resolutions at the EGM, a number of the existing Ordinary Shares held by the Redmile Funds will be re-designated as Non-Voting Ordinary Shares (the “Redmile Funds Redesignation”) such that, following Completion, the Redmile Funds will hold no more than 9.99 per cent. of the voting share capital of Scancell.2

The Non-Voting Ordinary Shares will rank pari passu with Scancell’s existing Ordinary Shares in all respects (including economic rights) save that they will carry no voting rights. The Non-Voting Ordinary Shares will not be admitted to trading on AIM.

Further details of the CLN Conversion, the Redmile Funds’ Redesignation and the Non-Voting Ordinary Shares will be included in the Circular.

6) Related Party Transactions

The Redmile Funds, which currently hold 28.6 per cent. of Scancell’s Ordinary Shares, have conditionally agreed to subscribe for 44,813,278 Non-Voting Ordinary Shares as part of the Private Placement. Upon the CLN Conversion and the Redmile Funds Redesignation described above, the Redmile Funds are expected to hold up to 147,777,048 Ordinary Shares representing 9.9 per cent. of the expected Completion Ordinary Share Capital and, together with the 354,089,750 Non-Voting Ordinary Shares, 27.1 per cent. in aggregate of the Completion Total Share Capital. The Transaction will not result in the Redmile Funds being interested in shares carrying 30 per cent. or more of the voting rights of Scancell.

Vulpes, which currently holds 13.8 per cent. of Scancell’s Ordinary Shares, has agreed to conditionally subscribe for 9,128,630 ADSs pursuant to the Private Placement at the Placement Price (representing 91,286,307 Ordinary Shares), such that upon Completion, Vulpes is expected to beneficially own 234,823,344 Ordinary Shares (including through ADSs) representing approximately 15.7 per cent. of the expected Completion Ordinary Share Capital and 12.7 per cent. of the Completion Total Share Capital.

Dr Phil L’Huillier has agreed to subscribe for 24,896 ADSs pursuant to the Private Placement at the Placement Price, such that upon completion of the Transaction, he is expected to hold 248,962 Ordinary Shares representing 0.02 per cent. of the expected Completion Ordinary Share Capital and 0.01 per cent. of the Completion Total Share Capital.

The Redmile Funds, Vulpes and Dr Phil L’Huillier are each related parties under Rule 13 of the AIM Rules (as substantial shareholders or, in Dr Phil L’Huillier’s case, as CEO of Scancell and as a participant in the Private Placement). The CLN Conversion, the Redmile Funds Redesignation and the related parties’ participation in the Private Placement together constitute the “Related Party Transactions”.

Dr Jean-Michel Cosséry, Professor Lindy Durrant, Susan Clement Davies, and Dr Ursula Ney, being the Directors independent of the Related Party Transactions, having consulted with Scancell’s nominated adviser, Panmure Liberum, consider the terms of the Related Party Transactions to be fair and reasonable insofar as Scancell’s shareholders are concerned.

7) Shareholder Circular, Notice of EGM and Certain Other Information

Subject to announcement of the results of the UK Placing and the Retail Offer, application will be made to the London Stock Exchange for admission to trading on AIM of the UK Placing Shares and the Retail Offer Shares to trading on AIM with Admission expected to be on or around 28 July 2026.

Application is expected to be made at the time of Completion to the London Stock Exchange for the Consideration Shares and the Private Placement Ordinary Shares to be admitted to trading on AIM which is expected to occur in late Q4 2026. Further updates as to timing will be made in due course.

Scancell expects to publish the Circular in connection with the EGM in due course, a further announcement will be made at the time of publication.

Scancell also expects to file with the SEC a Registration Statement on Form F-4, which will include a proxy statement of Neuphoria that also constitutes a prospectus of Scancell under SEC filing rules.

The Merger constitutes a substantial transaction for Scancell for the purposes of Rule 12 of the AIM Rules. Accordingly, Scancell has disclosed certain information in relation to Schedule Four of the AIM Rules under the section “About Neuphoria” below.

Following Completion, it is anticipated that the Group will enter into a new service contract with a current director of Neuphoria, who will join the board of Scancell as a new non-executive director. The terms of this service contract are subject to completion of the requisite AIM due diligence and verification checks. A further announcement will be made regarding the appointment in due course.

About Scancell

Scancell Holdings plc (AIM: SCLP) is a late-stage clinical biotechnology company developing targeted, off-the-shelf, active immunotherapies, generated by the ImmunoBody® and Moditope® platforms, designed to stimulate durable anti-tumour responses. The lead product, iSCIB1+, is a DNA ImmunoBody® that has demonstrated a favorable safety profile and clinically meaningful activity both as a monotherapy, in a Phase 1 trial, and in combination with checkpoint therapies in a Phase 2 trial in patients with melanoma. Modi-1 is a Moditope peptide currently being evaluated in a Phase 2 study in head & neck and renal cancers. In addition, Scancell’s wholly owned subsidiary, GlyMab Therapeutics Ltd., is advancing a pipeline of high affinity GlyMab® antibodies targeting tumour specific glycans, two of which have been licensed for further development to Genmab A/S, an international biotechnology company and global leader in the antibody therapeutics space.

About Neuphoria

Neuphoria Therapeutics Inc. (Nasdaq: NEUP) is a public company incorporated in Delaware. Neuphoria is a clinical-stage biotechnology company dedicated to developing therapies that address the complex needs of individuals affected by neuropsychiatric disorders. Neuphoria is advancing the lead drug candidate, BNC210, an oral, proprietary, selective negative allosteric modulator of the α7 nicotinic acetylcholine receptor for the treatment of post-traumatic stress disorder (“PTSD”). BNC210 is a first-of-its-kind, well tolerated, broad spectrum anti-anxiety experimental therapeutic, designed to restore neurotransmitter balance in relevant brain areas, providing rapid relief from stress and anxiety symptoms without the common pitfalls of sedation, cognitive impairment, or addiction. Following the announcement from the AFFIRM-1 Phase 3 clinical trial on October 20, 2025, in which Neuphoria announced that the trial missed its primary and secondary endpoints, Neuphoria has halted development of BNC210 in social anxiety disorder and is conducting a strategic review.

As at 31 March 2026, Neuphoria had total cash resources of US$19.4 million. Other than its cash resources, Neuphoria has no material assets from which Scancell is expected to benefit, no ongoing revenue and one employee. Neuphoria may be entitled to receive future milestone payments in connection with its existing partnerships for the future potential benefit of existing Neuphoria stockholders pursuant to the CVRs. For the three months ended 31 March 2026, Neuphoria incurred a net loss of $0.5 million.

Further information about Neuphoria’s historical business and financial performance is available in its SEC filings.

For the purposes of UK MAR, the person responsible for arranging for the release of this announcement on behalf of Scancell is Alex Hayward, Finance Director and Company Secretary.

Enquiries

Scancell Holdings plc Phil L’Huillier, CEO Jean-Michel Cossery, Chairman David Schilansky, Interim CFO Mandeep Sehmi, Investor Relations	+44 (0) 20 3709 5700
Panmure Liberum (Nominated Adviser, Joint Broker, UK Placement Agent) Emma Earl, Will Goode, Mark Rogers (Corporate Finance) Rupert Dearden (Corporate Broking)	+44 (0) 20 7886 2500
WG Partners LLP (Joint Broker) Claes Spang	+44 (0) 20 3705 9330
Neuphoria Therapeutics Inc. Alan Fisher, Chairman Spyros Papapetropoulos, MD, PhD, Interim CEO	+1 (781) 439-5551

[1]	Excluding the impact of new Ordinary Shares to be issued pursuant to the Financing and the CLN Conversion

[2]	All calculations of the Completion Ordinary Share Capital and the Completion Total Share Capital in this announcement are subject to change depending on the Redmile Funds’ final elections in respect of the CLN Conversion and the Redmile Funds Redesignation and the final ADS Ratio. These calculations also exclude the impact of the adjustment of the conversion price under the CLNs for the dilutive impact of the Financing and any payment of accrued interest under the CLNs in shares, which will be confirmed in due course.

[3]	Subject to adjustment to reflect the Share Consolidation and the final ADS Ratio. The expected aggregate gross proceeds from the Private Placement of $39.1 million (c.£29.2 million) includes $2.8 million (c.£2.09 million) for which there was no placement agent.

[4]	All calculations of the Completion Ordinary Share Capital and the Completion Total Share Capital in this announcement are subject to change depending on the Redmile Funds’ final elections in respect of the CLN Conversion and the Redesignation and the final ADS Ratio. These calculations also exclude the impact of the adjustment of the conversion price under the CLNs for the dilutive impact of the Financing and any payment of accrued interest under the CLNs in shares, which will be confirmed in due course.

Cooley (UK) LLP is acting as legal counsel to Scancell and Winston Taylor LLP is acting as legal counsel to Neuphoria. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. is acting as legal counsel to the placement agents for the Private Placement.

Important Notices

This announcement has been issued by and is the sole responsibility of Scancell and Neuphoria. The information contained in this announcement is for background purposes only and does not purport to be full or complete. The information in this announcement is subject to change without notice. Subject to the AIM Rules, the UK Disclosure Guidance and Transparency Rules and UK MAR, the issue of this announcement shall not, under any circumstances, create any implication that there has been no change in the affairs of Scancell or Neuphoria since the date of this announcement or that the information in this announcement is correct as at any time subsequent to the date of this announcement.

The distribution of this announcement may be restricted by law in certain jurisdictions and persons into whose possession this announcement, or other information referred to herein, comes should inform themselves about and observe any such restriction. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction.

No statement in this announcement is intended to be a profit forecast, and no statement in this announcement should be interpreted to mean that earnings per share of Scancell for the current or future financial years would necessarily match or exceed the historical published earnings per share of Scancell.

Amounts quoted in Pounds in this announcement are based on the Pound / Dollar exchange rate of 1:1.33705 on 22 July 2026, being the close of business on the last business day before the date of this announcement.

Forward-Looking Statements

This announcement contains “forward-looking statements”. All statements other than statements of historical fact contained in this announcement are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These statements include: express or implied statements regarding the structure, timing and completion of the Transaction; the Group’s listing on Nasdaq after the closing of the proposed Transaction and the admission to trading of Ordinary Shares on AIM, including the timing thereof; expectations regarding the ownership structure of the Group, including as a result of the CLN Conversion, the Redmile Funds Redesignation, and the Non-Voting Ordinary Shares; expectations regarding the Share Consolidation and its timing; expectations regarding the parties’ ability to reach a definitive agreement with respect to the Debt Financing and whether the Debt Financing will be completed; expectations regarding the terms of the Debt Financing, including drawdown timing, conversion features, and associated warrants; expectations regarding the CVRs and future milestone payments; the anticipated timing of the closing of the Transaction; the expected executive officers and directors of the Group; expectations regarding the structure, timing and completion of the Transaction, including investment amounts from investors, timing of closing, expected proceeds and impact on ownership structure; each company’s and the Group’s expected cash position at the closing of the Transaction and cash runway of the Group following the Transaction; the future operations of the Group, including commercialization activities, timing of launch, buildout of commercial infrastructure; the nature, strategy and focus of the Group; the development and commercial potential and potential benefits of any product candidates of the Group; anticipated clinical drug development activities and related timelines; and other statements that are not statements of historical fact. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While Scancell’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.

Factors that could cause actual results to differ materially from those in the forward-looking statements include failure to obtain applicable shareholder and stockholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed Transaction; failure to reach definitive agreements in relation to the Debt Financing; failure to realise anticipated benefits of the proposed Transaction; risks relating to unanticipated costs, liabilities or delays of the Transaction; failure or delays in research and development programs; unanticipated changes relating to competitive factors in the companies’ industry; risks relating to expectations regarding the capitalisation, resources and ownership structure of the Group; the availability of sufficient resources for the Group’s operations and to conduct or continue planned clinical development programs; the outcome of any legal proceedings related to the Transaction; risks related to the ability to correctly estimate operating expenses and expenses associated with the Transaction; risks related to the ability to project future cash utilisation and reserves needed for contingent future liabilities and business operations; risks related to the changes in market prices of the shares of Neuphoria’s common stock or Scancell’s Ordinary Shares relative to the Exchange Ratio and/or the Share Consolidation; ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed Transaction on relationships with third parties; changes in law or regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies and their businesses; conditions in the credit markets; and risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and other judgments.

All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Neuphoria’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time by Neuphoria and Scancell with the United States Securities and Exchange Commission (the “SEC”) and those described in Scancell’s annual reports, relevant reports and other documents published from time to time by Scancell. We wish to caution you not to place undue reliance on any forward-looking statements, which speak only as of the dates such statements are made. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

No Offer or Solicitation

The offer and sale of the securities to be sold in the Private Placement are being made in a transaction not involving a public offering, and the securities have not been registered under the Securities Act, or applicable state securities laws, and will be sold in a private placement pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC under the Securities Act. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Pursuant to the Subscription Agreements, Scancell has agreed to file a registration statement with the SEC registering the resale of the ADSs and Ordinary Shares (or ADSs issued upon the re-designation of the Non-Voting Ordinary Shares) issued in the Private Placement.

The offer and sale of securities to be sold in the UK Placing and Retail Offer will only be made outside the U.S. to non-U.S. persons pursuant to Regulation S under the Securities Act.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction, in each case in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and applicable European or UK, as appropriate, regulations.

Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the Private Placement will not be made, directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Additional Information

Important Additional Information Will be Filed with the SEC

This communication relates to the proposed Merger transaction involving Scancell and Neuphoria and may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, Scancell will file with the SEC (1) a Registration Statement on Form F-4 (the “Form F-4”) containing the proxy statement of Neuphoria that also constitutes a prospectus of Scancell (the “proxy statement/prospectus”) and (2) other documents concerning the proposed Merger. This communication is not a substitute for the Form F-4, the proxy statement/prospectus or any other document that Scancell or Neuphoria may file with the SEC and/or send to Scancell’s or Neuphoria’s security holders in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE FORM F-4, THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF SCANCELL AND NEUPHORIA WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SCANCELL, NEUPHORIA, THE PROPOSED MERGER AND RELATED MATTERS.

Investors and security holders will be able to read the Form F-4, the proxy statement/prospectus and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents on Scancell’s website at www.Scancell.co.uk (for documents filed with the SEC by Scancell) or on Neuphoria’s website at www.Neuphoriatx.com (for documents filed with the SEC by Neuphoria).

Participants in the Solicitation

Scancell, Neuphoria and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the security holders of Scancell and Neuphoria, respectively, in connection with the proposed Merger. Stockholders may obtain information regarding the names, affiliations and interests of Neuphoria’s directors and officers in Neuphoria’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, which was filed with the SEC on September 29, 2025, and its definitive proxy statement on Schedule 14A for the 2025 annual meeting of stockholders, which was filed with the SEC on November 24, 2025. To the extent the holdings of Neuphoria’s securities by its directors and executive officers have changed since the amounts set forth in Neuphoria’s proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the names, affiliations and interests of Scancell’s directors and officers is contained in Scancell’s Annual Report for the fiscal year ended April 30, 2025 and can be obtained free of charge on its website at www.Scancell.co.uk or on the London Stock Exchange website at www.londonstockexchange.com. Additional information regarding the interests of such individuals in the proposed Merger will be included in the proxy statement/prospectus relating to the proposed Merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Neuphoria’s website at www.Neuphoriatx.com and Scancell’s website at www.Scancell.co.uk.

Appendix – Definitions

Admission	admission of the UK Placing Shares and the Retail Offer Shares to trading on AIM

ADSs	American Depositary Shares representing Consolidated Ordinary Shares at the ADS Ratio

ADS Ratio	the ratio of ADSs to Consolidated Ordinary Shares, currently expected to be 1 ADS to 10 Consolidated Ordinary Shares

BlackRock	BlackRock Investment Management (UK) Limited – Private Debt-EMEA Venture & Growth Lending Group, on behalf of funds and/or accounts managed or advised by it or its affiliates

Circular	the shareholder circular and notice of general meeting to be published by Scancell in connection with the EGM

CLNs	Scancell’s Nil Rate Unsecured Convertible Loan Notes with an outstanding principal amount of £1,747,106, currently convertible at 5.76 pence (subject to customary anti-dilution adjustment to the conversion price in respect of the Financing) constituted pursuant to a Loan Note Instrument dated 12 August 2020 (as amended and restated from time to time) and Scancell’s 3% Unsecured Convertible Loan Notes with an outstanding principal amount of £16,450,748, currently convertible at 12.7 pence (subject to customary anti-dilution adjustment to the conversion price in respect of the Financing) constituted pursuant to a Loan Note Instrument dated 10 November 2020 (as amended and restated from time to time), all of which are currently held by the Redmile Funds

CLN Conversion	the conversion of the outstanding CLNs into 159,865,155 Ordinary Shares (represented by ADSs) and/or Non-Voting Ordinary Shares immediately following Completion (excluding the impact of the adjustment of the conversion price under the CLNs for the dilutive impact of the Financing and any payment of accrued interest under the CLNs in shares)

Company or Scancell	Scancell Holdings plc

Completion	completion of the Transaction

Completion Ordinary Share Capital	the anticipated number of Ordinary Shares in Scancell at Completion, subject to adjustment in respect of the final number of Ordinary Shares to be issued pursuant to the Merger and the Financing and excluding the impact of the Share Consolidation

Completion Total Share Capital	the Completion Ordinary Share Capital together with the number of Non-Voting Shares expected to be in issue at or around Completion

Consideration Shares	the 204,140,654 Consolidated Ordinary Shares (represented by ADSs) to be issued to Neuphoria stockholders in consideration for the Merger

Consolidated Ordinary Shares Debt Financing	ordinary shares of 1 pence each in the capital of the Company (following the Share Consolidation becoming effective) the proposed new debt facilities of up to $25 million (c.£18.7 million)

Effective Time	the effective time of completion of the Merger

EGM	the general meeting of Scancell to be held in connection with the shareholder approvals required to effect the Transaction, full details of which will be included in the Circular

Exchange Ratio	37.77199

Financing	the Private Placement, the UK Placing, the Retail Offer and the Debt Financing

Form F-4 Registration Statement	the registration statement to be filed with the SEC on Form F-4 in connection with the Merger that contains a proxy statement of Neuphoria and also constitutes a prospectus of Scancell

Group	the combined business of Scancell and Neuphoria following Completion

Merger	the acquisition of Neuphoria by Scancell pursuant to the Merger Agreement

Merger Agreement	the agreement and plan of merger between Scancell, Neuphoria and Scancell Merger Sub Inc, dated 23 July 2026

Nasdaq Listing	the proposed Level III listing of the Company’s ADSs on Nasdaq

Non-Voting Ordinary Shares	non-voting ordinary shares in the capital of the Company to have the same nominal value as the Consolidated Ordinary Shares

Ordinary Shares	ordinary shares of 0.1 pence each in the capital of the Company (prior to the Share Consolidation)

Placement Price	$0.1205 (9 pence) per ADS, Ordinary Share or Non-Voting Ordinary Share, as applicable (subject to adjustment in respect of the Share Consolidation and the ADS Ratio)

Private Placement	a private placement of $39.1 million (c.£29.2 million) of new Ordinary Shares, Non-Voting Ordinary Shares and ADSs to new and existing shareholders of the Company pursuant to Section 4(a)(2) of the U.S. Securities Act of 1933

Private Placement Ordinary Shares	the Ordinary Shares to be issued in the Private Placement (subject to adjustment in respect of the Share Consolidation and the final ADS Ratio)

Redmile Funds	funds managed or advised by Redmile Group, LLC

Redmile Funds Redesignation	the redesignation of certain of the Ordinary Shares held by the Redmile Funds into Non-Voting Ordinary Shares

Retail Offer	a retail offer of up to approximately $3.0 million (c.£2.3 million) to existing shareholders of the Company and new qualifying retail investors, to be conducted via the WRAP

Related Party Transactions	the CLN Conversion, the Redmile Funds Redesignation and the related parties’ (the Redmile Funds, Vulpes and Dr Phil L’Huillier) participation in the Private Placement

Retail Offer Shares	such number of Ordinary Shares to be issued in connection with the Retail Offer

SEC	the United States Securities and Exchange Commission

Share Consolidation	the proposed share consolidation of the Company’s ordinary shares on the basis of 10 Ordinary Shares to 1 Consolidated Ordinary Share, expected to occur before completion of the Transaction

Subscription Agreements	The subscription agreements entered into between the Company and certain investors on the date of this announcement in connection with the Private Placement

Transaction	the US Listing Transactions and the UK Financing Transactions together

UK Financing Transactions	the UK Placing and the Retail Offer

UK MAR	Regulation (EU) 596/2014 as it forms part of the domestic laws of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018

UK Placing	the proposed placing of Ordinary Shares at 9 pence per Ordinary Share, being the GBP equivalent of the Placement Price, pursuant to the terms set out in the UK Placing Announcement

UK Placing Announcement	the announcement regarding the UK Placing to be made by the Company shortly following this announcement

UK Placing Shares	such number of new Ordinary Shares to be issued in connection with the UK Placing

US Listing Transactions	the Merger, the Private Placement, the Debt Financing and the Nasdaq Listing

Vulpes	Vulpes Investment Management

WRAP	Winterflood Retail Access Platform